UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

January 30, 2006

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Election of Director.

On January 27, 2006, the Board of Directors of Mattel, Inc. (“Mattel”) decided to increase the size of the Board of Directors and elected Dominic Ng as a new director of Mattel. The Board of Directors specified that its actions will be effective on March 16, 2006; on such date, the Board of Directors will be increased in size from ten to eleven directors and Mr. Ng will join Mattel’s Board of Directors.

Mr. Ng, 46, has served as Chairman, President and Chief Executive Officer of East West Bancorp, Inc. and East West Bank since 1992. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng served for over a decade as a Certified Public Accountant with Deloitte & Touche LLP. Mr. Ng serves on the boards of directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch; the Bowers Museum; the California Bankers Association; the Committee of 100; Town Hall – Los Angeles; and the United Way of Greater Los Angeles. Mr. Ng also serves on the Board of Trustees of the Asia Society.

It is expected that, after Mr. Ng joins Mattel’s Board of Directors, he will also be joining the Audit Committee of Mattel’s Board of Directors.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On January 30, 2006, Mattel issued a press release regarding the election of Mr. Ng to Mattel’s Board of Directors, a copy of which is furnished as Exhibit 99.0 hereto. This exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits:

This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit Description

99.0	Press release dated January 30, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: January 30, 2006

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